SUB-ITEM 77Q1

The Amended and Restated Declaration of Trust, dated August 12, 2003 and an Amendment to the Amended and Restated Declaration of Trust, dated August 15, 2003, are contained in Post-Effective Amendment No. 34 to the Registration Statement for MFS Series Trust VII (File Nos. 2-68918 and 811-3090), with the Securities and Exchange Commission on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such descriptions are incorporated herein by reference.